Exhibit 21

                      Owens & Minor, Inc. and Subsidiaries
                           Subsidiaries of Registrant

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Subsidiary                                                             State of Incorporation
----------                                                             -----------------------
Owens & Minor Medical, Inc.                                            Virginia

National Medical Supply Corporation                                    Delaware

Owens & Minor West, Inc.                                               California

Koley's Medical Supply, Inc.                                           Nebraska

Lyons Physician Supply Company                                         Ohio

A. Kuhlman & Co.                                                       Michigan

Stuart Medical, Inc.                                                   Pennsylvania

O&M Funding Corp.                                                      Virginia

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